PROMISSORY NOTE

U.S. $1,795,853.00                                          Ridgway, Colorado
                                                            July 2, 1999



1. FOR VALUE RECEIVED, the undersigned (Borrower) Au Mining, Inc., a Colorado corporation, agrees to pay to LKA International, Inc., a Nevada corporation or order (Note Holder), the principal sum of One Million Seven Hundred Ninety-Five Thousand Eight Hundred Fifty-Three and 00/100 Dollars ($1,795,853.00), plus accrued interest from April 15, 1999, at the rate of eight percent (8%) per annum, payable at the rate of $50,000 per quarter over a five-year period with the balance due at the end of the five-year period. Payments shall be paid at 3724 47th Street Court N.W., Gig Harbor, Washington 98335, or such other place as the Note Holder may designate, in quarterly payments of Fifty Thousand and 00/100 Dollars ($50,000.00), due on the first day of each quarter beginning July 1, 1999. Such payments shall continue until the entire indebtedness evidenced by this Note is fully paid; provided, however, if not sooner paid, the entire principal amount outstanding shall be due and payable on at the end of the five year period beginning on July 1, 1999 and ending on July 1, 2004. All royalties paid to LKA after April 15, 1999, pursuant to the Lease Purchase Agreement dated July 1, 1997, shall be credited first to interest and then to principal, and shall be applied toward any payments currently due, or future payments due.

2. If any payment required by this Note is not paid when due, the entire principal amount outstanding shall become due and payable at the option of the Note Holder (Acceleration) twenty days after notice of Acceleration has been given. This time period shall run concurrently with the right to cure, if any, allowed by the Uniform Consumer Credit Code. Such notice of Acceleration shall specify the amount of the nonpayment plus any unpaid late charges and other costs, expenses and fees due under this Note. Until the expiration of said twenty-day period, the Borrower may cure all defaults consisting of a failure to make required payments by tendering the amounts of all unpaid sums due at the time of tender, without Acceleration, as specified by the Note Holder in such notice. Cure restores the Borrower to their rights under this Note as though default had not occurred. Any defaults under this Note occurring within twelve months after the Note Holder has once given a notice of Acceleration, entitles Borrower to no right to cure, except as otherwise provided by law. The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to, reasonable attorneys' fees.

3. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

4. Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extension of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

5. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated before, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

Au Mining, Inc., a Colorado corporation



By: /s/ Lance Barker
-------------------------
Lance Barker, President

Borrower's Address: 21599 Highway 550, Ridgway, Colorado 81432

STATE OF COLORADO:          )
                            )ss.
COUNTY OF HINSDALE          )

     The foregoing instrument was acknowledged before me this 2nd day of July, 1999, by Lance Barker as President of Au Mining, Inc.

     Witness my hand and official seal.
     My Commission expires: 2-23-03

(SEAL)

                                          /s/ Joan Roberts
                                          -------------------------------
                                          Notary Public